Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS Q1 2023 RESULTS

Reaffirms Double-Digit Full-Year 2023 EBITDA Growth

Despite Lower-Than-Expected Q1 Performance

Newport Beach, CA – May 9, 2023 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the quarter ended March 31, 2023.

Q1 2023 Financial Performance – versus Q1 2022 (see table below):

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “During 2023, we expect to achieve higher adjusted EBITDA (between $84MM - $86MM) than in 2022, despite a first quarter setback arising from delays in restarting our supply chain, which is now back at capacity. After experiencing multiple delays, our China-based supplier was unable to deliver intermediates in sufficient quantities for our leading corn soil insecticide, Aztec®, until early 2023. As a result, we were only able to produce and sell about one-third of seasonal demand for that product. This, coupled with a glut of generic herbicides (not sold by the Company) in the distribution channel, led to lower sales of domestic crop products during the quarter. While our domestic non-crop and international businesses recorded higher sales, the decrease in sales of higher-margin US crop products led to lower overall profitability.”

In thousands except for per share data	March 31, 2023	March 31, 2022	Change
Net sales	$124,885	$149,593	$(24,708)
Net income	$1,918	$9,935	$(8,017)
EPS	$0.07	$0.33	$(0.26)
Adjusted EBITDA[1]	$11,511	$22,867	$(11,356)

Mr. Wintemute continued, “Even after taking into account a lower-than-expected first quarter, we still expect full year 2023 will be stronger than 2022. With extremely low inventories of our domestic crop products in the distribution channel, we anticipate higher sales of US crop products in the second half of 2023. Further, we expect to continue the positive trajectories of our non-crop and international businesses. While below our original targets, our revised 2023 targets nevertheless show better year-over-year performance, as you can see from the table below.”

[1]

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release, and reflect an elimination of taxes, interest, depreciation, amortization, the effects of equity compensation, and the proxy contest costs. Other companies (including the Company’s competitors) may define EBITDA differently.

Mr. Wintemute continued, “For the sake of clarity, starting with this fiscal year, we have adopted an accounting change which is more prevalent among public companies in our sector under which outbound freight is classified as an element of cost of goods, as opposed to an operating expense. For us, these costs have typically been in the range of 7-8% of net sales. Thus, under this revised approach, our gross margin percent would decrease by that amount, and operating expenses as a percent of sales would decrease commensurately. This change has no effect upon operating income, adjusted EBITDA, net income or earnings per share.”

2023 Performance Targets

Metric	2023 Range	2022 Actual	% Change
Net sales	$640MM - $652MM	$610MM	5 to 7%
Gross margin %	33 to 35%	34%	Similar
Opex as % of sales	25 to 27%	25%	Similar
Adjusted EBITDA	$84MM - $86MM	$73MM	14 to 18%
Net income	$32MM - $34MM	$27.5MM	17 to 25%

Mr. Wintemute concluded: “We look forward to giving you a more detailed presentation during our upcoming earnings call, including with respect to our 2025 growth targets.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, COO, David T. Johnson, CFO, Scott Hendrix, U.S. Crop SVP and Jim Thompson, Leader of the Green Solutions Initiative, will conduct a conference call focusing on the financial results and strategic themes at 5:00 pm ET on May 9, 2023. Interested parties may participate in the call by dialing 713-481-1320. Please call in 10 minutes before the scheduled start time and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamentals management, commercial and consumer pest control. American Vanguard is included on the Russell 2000® & Russell 3000® Indexes and the Standard & Poors Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	the Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati / 212-836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$19,568	$20,328
Receivables:
Trade, net of allowance for doubtful accounts of $5,692 and $5,136, respectively	166,120	156,492
Other	9,999	9,816

Total receivables, net	176,119	166,308
Inventories	219,080	184,190
Prepaid expenses	15,324	15,850
Income taxes receivable	4,879	1,891

Total current assets	434,970	388,567
Property, plant and equipment, net	71,538	70,912
Operating lease right-of-use assets	24,460	24,250
Intangible assets, net	181,909	184,664
Goodwill	47,366	47,010
Other assets	10,610	10,769
Deferred income tax assets, net	220	141

Total assets	$771,073	$726,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,887	$69,000
Customer prepayments	70,338	110,597
Accrued program costs	71,379	60,743
Accrued expenses and other payables	38,038	20,982
Operating lease liabilities, current	5,367	5,279

Total current liabilities	260,009	266,601
Long-term debt, net	97,000	51,477
Operating lease liabilities, long term	19,614	19,492
Other liabilities, net of current installments	4,648	4,167
Deferred income tax liabilities, net	14,808	14,597

Total liabilities	396,079	356,334

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,463,829 shares at March 31, 2023 and 34,446,194 shares at December 31, 2022	3,446	3,444
Additional paid-in capital	107,591	105,634
Accumulated other comprehensive loss	(9,636)	(12,182)
Retained earnings	329,812	328,745
Less treasury stock at cost, 5,057,727 shares at March 31, 2023 and 5,029,892 shares at December 31, 2022	(56,219)	(55,662)

Total stockholders’ equity	374,994	369,979

Total liabilities and stockholders’ equity	$771,073	$726,313

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2023	2022
Net sales	$124,885	$149,593
Cost of sales	(86,348)	(98,198)

Gross profit	38,537	51,395
Operating expenses	(35,272)	(36,646)

Operating income	3,265	14,749
Change in fair value of an equity investment	(22)	83
Interest expense, net	(1,686)	(398)

Income before provision for income taxes	1,557	14,434
Income tax benefit (expense)	361	(4,499)

Net income	$1,918	$9,935

Earnings per common share—basic	$0.07	$0.33

Earnings per common share—assuming dilution	$0.07	$0.33

Weighted average shares outstanding—basic	28,367	29,677

Weighted average shares outstanding—assuming dilution	29,073	30,349

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(Unaudited)

	For the three Months Ended March 31
	2023	2022	Change	% Change
Net sales:
U.S. crop	$61,876	$88,193	$(26,317)	-30%
U.S. non-crop	13,899	13,396	503	4%

Total U.S.	75,775	101,589	(25,814)	-25%
International	49,110	48,004	1,106	2%

Total net sales:	$124,885	$149,593	$(24,708)	-17%

Gross profit:
U.S. crop	$20,622	$33,993	$(13,371)	-39%
U.S. non-crop	5,446	5,767	(321)	-6%

Total U.S.	26,068	39,760	(13,692)	-34%
International	12,469	11,635	834	7%

Total gross profit:	$38,537	$51,395	$(12,858)	-25%

Gross margin:
U.S. crop	33%	39%
U.S. non-crop	39%	43%
Total U.S.	34%	39%
International	25%	24%
Gross margin:	31%	34%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31
	2023	2022
Cash flows from operating activities:
Net income	$1,918	$9,935
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	5,539	5,230
Amortization of other long-term assets	714	1,173
Provision for bad debts	581	494
Fair value adjustment of contingent consideration	—	599
Stock-based compensation	1,474	1,563
Change in deferred income taxes	122	207
Change in liabilities for uncertain tax positions or unrecognized tax benefits	371	—
Other	94	2
Foreign currency transaction gains	(446)	(261)
Changes in assets and liabilities associated with operations:
Increase in net receivables	(8,779)	(33,660)
Increase in inventories	(33,731)	(11,738)
Decrease (increase) in prepaid expenses and other assets	600	(800)
Change in income tax receivable/payable, net	(2,965)	3,046
Increase in accounts payable	5,655	9,677
Decrease in customer prepayments	(22,759)	(44,528)
Increase in accrued program costs	10,660	24,601
(Decrease) increase in other payables and accrued expenses	(500)	2,145

Net cash used in operating activities	(41,452)	(32,315)

Cash flows from investing activities:
Capital expenditures	(2,590)	(3,294)
Proceeds from disposal of property, plant and equipment	—	54
Acquisition of a product line	(703)	—
Intangible assets	(15)	(1,010)

Net cash used in investing activities	(3,308)	(4,250)

Cash flows from financing activities:
Payments under line of credit agreement	(27,300)	(12,000)
Borrowings under line of credit agreement	72,000	58,000
Net receipt from the issuance of common stock under ESPP	480	436
Net receipt from the exercise of stock options	18	—
Receipt payment for tax withholding on stock-based compensation awards	(13)	(2,174)
Repurchase of common stock	(557)	(6,219)
Payment of cash dividends	(851)	(594)

Net cash provided by financing activities	43,777	37,449

Net (decrease) increase in cash and cash equivalents	(983)	884
Effect of exchange rate changes on cash and cash equivalents	223	672
Cash and cash equivalents at beginning of period	20,328	16,285

Cash and cash equivalents at end of period	$19,568	$17,841

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
Reconciliation of Net Income to EBITDA	2023	2022
Net income, as reported	$1,918	$9,935
Provision for income taxes	(361)	4,499
Interest expense, net	1,686	398
Proxy costs	541	—
Depreciation and amortization	6,253	6,472
Stock compensation	1,474	1,563

Adjusted EBITDA[2]	$11,511	$22,867

[2]

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release, and reflect an elimination of taxes, interest, depreciation, amortization, the effects of equity compensation, and the proxy contest costs. Other companies (including the Company’s competitors) may define EBITDA differently.